UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2012

FIRST SURGICAL PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52458	51-0383940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

411 First Street

Bellaire, Texas  77401

(Address of principal executive offices) (zip code)

713-665-1111

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 4, 2012, Michael Toups and Douglas Cole were elected to the Board of Directors of First Surgical Partners, Inc. (the “Company”).

Michael Toups, 46, is an accounting and corporate finance executive with 20 years experience in senior management in domestic and international businesses. From June 2010 until the present he has served as Chief Financial Officer of Longwei Petroleum Investment Holding Limited (NYSE Amex: LPH). From September 2010 until the present he has served as the Chief Financial Officer of China Bilingual Technology & Education Group (OTC BB: CBLY). From December 2010 until December 2011 he served on the Board of Directors of Lotus Pharmaceuticals, Inc. (OTC BB: LTUS). From December 2007 to July 2010, he has served as Director of Asia Investment Banking for Midtown Partners & Co. From December 2007 to July 2010, he has served as CFO and Director of Nork Lighting, a China based manufacturer and the largest retailer of high-end residential lighting products in China. From January 2001 to December 2007, he served as president and owner of Peak Crown, a consulting company for the import of products from Asia and financial services.  He has extensive experience in finance, accounting and operations management. Mr. Toups is well-versed in Chinese business affairs and has directed strategic business planning for Asia-based companies. He has middle-market corporate finance experience across a broad variety of industries as both principal and advisor, and has served as the CFO, COO and director of publicly-traded companies, including experience with PCAOB audits, SEC reporting, SOX compliance and investor relations. Mr. Toups holds an MBA in Finance from the University of Notre Dame and BBA in Finance from Texas Christian University.

Douglas Cole, 57, has, since September 2006, worked with Objective Equity LLC, a boutique Investment Bank based in New York.  Mr. Cole focuses most of his time on initial financing, corporate structure and M&A. From February 2003 to February 2006, Mr. Cole served as the Executive Vice Chairman, Chief Executive Officer and President of TWL Corporation (TWLP.OB), now based in Carrollton, Texas. TWL Corporation is a provider of integrated learning solutions for compliance, safety, emergency preparedness, continuing education and skill development in the workplace.  During his tenure at TWL Corporation, Mr. Cole lead the acquisitions of similar companies in Australia, Norway, South Africa and the US, including the acquisition of Primedia Workplace Learning.  Mr. Cole also serves on the board of directors for Longwei Petroleum Investment Holding Limited (NYSE Amex: LPH) and Drinks Americas Holdings, Ltd (DKAM.OB).  Mr. Cole received a B.A. from University of California Berkeley in 1978.

Both Mr. Toups and Mr. Cole will be paid $3,500 per month as compensation for their services as director. The term of the directorship for both Mr. Toups and Mr. Cole will last no longer than five months.

There is no family relationship between Mr. Cole nor Mr. Toups and any other executive officer or director of the Company. In addition, neither Mr. Cole nor Mr. Toups have been involved in any related party transaction with the Company.

Concurrent with their election to the Board of Directors, both Mr. Toups and Mr. Cole were appointed to a Special Committee created for the purpose of exploring various alternative transactions to maximize shareholder value.

  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SURGICAL PARTNERS INC.

Dated: June 7, 2012	By:	/s/ Anthony F. Rotondo
Name: Anthony F. Rotondo
Title: Chief Executive Officer and President